Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is effective as of the 1st day of June, 2006.

BETWEEN:

LEXINGTON ENERGY SERVICES INC.
Suite 1209, 207 West Hastings Street
Vancouver British Columbia Canada V6B 1H7

(the “Employer”) AND:

BRENT NIMECK
PO Box 1000
Brooks Alberta Canada T1R 1B8

(the “Executive”)

WHEREAS:

1. The Employer is in the business of leasing service equipment for oil and gas wells;

2. The Employer and the Executive have agreed to enter into an employment relationship for their mutual benefit; and

3. This Agreement replaces the Management Agreement entered into between the Employer and the Executive on October 20, 2005 (the “Previous Agreement”).

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1. Duties

          The Employer shall continue the appointment of the Executive to undertake the duties and exercise the powers as Senior Vice-President of Operations of the Employer, as may be requested of the Executive by the Employer, and in the other offices to which the Executive may be appointed by the subsidiary companies of the Employer, and the Executive accepts the office, on the terms and conditions set forth in this agreement.

2. Term

          The Executive’s appointment shall continue until terminated in accordance with the provisions of clause 12 of this agreement.

3. Compensation

          The fixed remuneration of the Executive for his or her services shall be at the gross rate of CAD $6,000.00 per month, commencing the 1st day of June, 2006. The Employer will take source deductions of all statutorily required items. The Executive will be paid on a monthly basis.

          In addition, the Executive shall be compensated with options from time to time, at the discretion of the board of directors.

          The 250,000 options that were granted to the Executive on October 20, 2005 shall continue to be effective until October 19, 2007 or upon termination of this Agreement, whichever occurs earlier.

4. Benefits

          (1) Expenses. It is understood and agreed that the Executive will incur expenses in connection with his or her duties under this agreement. The Employer will reimburse the Executive for any expenses, provided that the Executive provides to the Employer an itemized written account and receipts acceptable to the Employer within 10 days after they have been incurred. The Executive will not be reimbursed for any item in excess of $5,000.00 unless approved in advance by the board of directors.

          (2) Benefit plans. At this time, the Employer has no benefit package. However, if the Employer later obtains a benefit package, the Executive shall participate in all benefit plans which the Employer may provide to its employees.

5. Authority

          (1) The Executive shall have, subject always to the general or specific instructions and directions of the board of directors of the Employer, full power and authority to manage and direct the business and affairs of the Employer (except only the matters and duties as by law must be transacted or performed by the board of directors or by the shareholders of the Employer in a general meeting), including power and authority to enter into contracts, engagements or commitments of every nature or kind in the name of and on behalf of the Employer and to engage and employ and to dismiss all managers and other employees and agents of the Employer other than officers of the Employer, provided always that no contract shall be made which might involve the Employer in an expenditure exceeding $50,000.00 and no person shall be engaged or appointed as an employee of the Employer at remuneration in excess of $60,000.00 per annum, nor shall the remuneration of any employee or agent of the Employer be increased so as to exceed $60,000.00 per annum without, in each case, the prior approval of the board of directors.

          (2) The Executive shall conform to all lawful instructions and directions given to the Executive by the board of directors of the Employer, and obey and carry out the by-laws of the Employer.

6. Service

          (1) The Executive, throughout the term of the Executive’s appointment, shall devote his or her full time and attention to the business and affairs of the Employer and its subsidiaries and shall not, without the consent in writing of the board of directors of the Employer, undertake any other business or occupation or become a director, officer, employee or agent of any other company, firm or individual.

          (2) The Executive shall well and faithfully serve the Employer and its subsidiaries and use his or her best efforts to promote the interests thereof and shall not disclose the private affairs of the Employer and its subsidiaries to any person other than the board of directors of the Employer or for any purposes other than those of the Employer.

7. Non-competition

          The Executive agrees with and for the benefit of the Employer that for a period of 48 months from the date of termination of his or her employment (whether such termination is occasioned by the Executive or by the Employer with or without cause, or by mutual agreement), the Executive will not, for any reason, directly or indirectly, either as an individual, or as a partner or joint venturer, or as an employee, salesperson, principal, consultant, agent, shareholder, officer or director, of any person, business, firm, association, syndicate, company, organization or corporation, or in any other manner (such person, business, etc., being hereinafter respectively and collectively referred to as an “Entity”), carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, or permit his or her name or any part of it to be used or employed by any entity concerned with or engaged in or interested in, a business which is the same as, or competitive with, the business of the Employer, including, without limitation, any business relating to oil field services, within the geographical area of Southern Alberta. The Executive shall, however, be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange the business of which public company is in competition with the business of the Employer, so long as the Executive shall not directly or indirectly own more than 10% of the issued share capital of the public company, or participate in its management or operation or act in any advisory capacity to such public company.

8. Non-solicitation

          (1) The Executive agrees with and for the benefit of the Employer that for a period of 48 months from the date of termination of his or her employment (whether such termination is occasioned by the Executive or by the Employer with or without cause, or by mutual agreement), the Executive will not, for any reason, directly or indirectly, either as an individual, or as a partner or joint venturer, or as an employee, salesperson, principal, consultant, agent, shareholder, officer or director, of any entity, solicit or accept business with respect to products competitive with those of the Employer from any of the Employer’s customers, wherever situate.

          (2) The Executive also agrees that:

(a) during the Executive’s employment he or she will not hire or take away or cause to be hired or taken away any employee of the Employer; and

(b) for a period of 48 months following the termination of employment (whether such termination is occasioned by the Executive, by the Employer, with or without cause, or by mutual agreement), the Executive will not hire or take away or cause to be hired or taken away any employee who was in the employ of the Employer during the 24 months preceding such termination.

9. Confidential Information

          (1) The Executive acknowledges that as the Senior Vice-President of Operations of the Employer and in any other position as the Executive may hold, he or she will acquire information about certain matters and things which are confidential to the Employer, and which information is the exclusive property of the Employer, including:

(a) product design and manufacturing information;
(b) names and addresses, buying habits and preferences of present customers of the Employer, as well as prospective customers;
(c) pricing and sales policies, techniques and concepts;
(d) trade secrets; and
(e) confidential information concerning the business operations or financing of the Employer, or its subsidiaries.

          (2) The Executive acknowledges that the information referred to in clause 9(1) could be used to the detriment of the Employer. Accordingly, the Executive undertakes not to disclose same to any third party either during the term of his or her employment (except as may be necessary in the proper discharge of the Executive’s employment under this agreement), or after the termination of his or her employment (whether such termination is occasioned by the Executive, by the Employer with or without cause, or by mutual agreement), except with the written permission of an officer of the Employer. The Executive also agrees that the unauthorized disclosure of any such information during the life of this agreement shall justify the immediate termination of his or her employment.

          (3) The Executive’s further obligations regarding Confidential Information are contained in the Confidentiality Agreement dated June 1, 2006 between the Executive and the Employer (the “Confidentiality Agreement”).

10. Injunctive Relief

(1) The Executive acknowledges that in addition to any and all rights of the Employer, the Employer shall be entitled to injunctive relief in order to protect the Employer’s rights and property as set out in clauses 7, 8 and 9 of this agreement.

(2) The Executive understands and agrees that the Employer has a material interest in preserving the relationship it has developed with its customers against impairment by competitive activities of a former employee. Accordingly, the Executive agrees that the restrictions and covenants contained in clauses 7, 8 and 9 of this agreement and the Executive’s agreement to them by the execution of this agreement are of the essence to this agreement and constitute a material inducement to the Employer to enter into this agreement and to employ the Executive, and that the Employer would not enter into this agreement absent such an inducement. Furthermore, the existence of any claim or cause of action by the Executive against the Employer, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the covenants or restrictions provided in clauses 7, 8 and 9 provided, however, that if any provision shall be held to be illegal, invalid or unenforceable in any jurisdiction, the decision shall not affect any other covenant or provision of this agreement or the application of any other covenant or provision.

11. Vacation

The Executive shall be entitled during each year to 4 weeks’ paid vacation. The vacation shall be taken at the time or times as the board of directors may determine. The Executive shall be allowed to carry forward any unused vacation into the next calendar year but not further.

12. Termination of Employment

          (1) The parties understand and agree that the Executive’s employment pursuant to this agreement may be terminated as follows:

          (a) by the Executive, at any time, for any reason, on the giving of notice to the Employer in accordance with the British Columbia Employment Standards Act (the “Act”). The Employer may waive notice, in whole or in part and if it does so, the Executive’s entitlement to remuneration and benefits pursuant to this agreement will cease on the date it waives such notice;

          (b) by the Employer in its absolute discretion and for any reason on giving the Executive notice in accordance with the Act or on paying to the Executive the equivalent pay in lieu of notice. The payments contemplated in this clause include all entitlement to either notice or pay in lieu of notice [and statutory severance pay] under the Act. In the event the minimum statutory requirements as at the date of termination provide for any greater right or benefit than that provided in this agreement, such statutory requirements will replace the payments contemplated under this agreement. The Executive agrees to accept the notice (or pay in lieu of notice) as set out in this clause in full and final settlement of all amounts owing to the Executive by the Employer on termination, including any payment in lieu of notice of termination, entitlement of the Executive under any applicable statute and any rights which the Executive may have at common law, and the Executive waives any claim to any other payment or benefits from the Employer.

(c) by the Employer, in its absolute discretion, without any notice or pay in lieu thereof, for “cause”. Cause includes, but is not limited to the following:

(i) any material breach of the provisions of this agreement;
(ii) any conduct of the Executive which tends to bring the Executive or the Employer into disrepute;
(iii) the conviction of the Executive of a criminal offence punishable by indictment (where such cause is not prohibited by law); and
(iv) any and all omissions, commissions or other conduct which would constitute “cause” at law.

          (2) The Executive’s employment shall also be terminated upon his or her death.

          (3) The parties understand and agree that the giving of notice or the payment of pay in lieu of notice by the Employer to the Executive on termination of the Executive’s employment shall not prevent the Employer from alleging cause for the termination.

          (4) On termination of employment the Executive shall immediately resign all offices held (including directorships) with the Employer and save as provided in this agreement, the Executive shall not be entitled to receive any payment or compensation for loss of office or otherwise by reason of the resignation. If the Executive fails to resign as mentioned the Employer is irrevocably authorized to appoint some person in the Executive’s name and on his or her behalf to sign any documents or do any things necessary or requisite to give effect to such resignation.

          (5) The Executive’s obligations under clauses 7, 8 and 9 shall survive the termination of the Executive’s employment pursuant to this agreement.

13. Employer’s Property

          The Executive acknowledges that all items of any and every nature or kind created or used by the Executive pursuant to his or her employment under this agreement, or furnished by the Employer to the Executive, and all equipment, automobiles, credit cards, books, records, reports, files, diskettes, manuals, literature, confidential information or other materials, shall remain and be considered the exclusive property of the Employer at all times and shall be surrendered to the Employer, in good condition, promptly at the request of the Employer, or in the absence of a request, on the termination of the Executive’s employment with the Employer.

14. Currency

          Unless otherwise stated, all amounts in this agreement are in Canadian dollars.

15. Assignment of Rights

          The rights which accrue to the Employer under this agreement shall pass to its successors or assigns. The rights of the Executive under this agreement are not assignable or transferable in any manner.

16. Notices

          (1) Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive’s address last known to the Employer, or if delivered to the Executive via facsimile.

          (2) Any notice required or permitted to be given to the Employer shall be sufficiently given if mailed by registered mail to the Employer’s head office at its address last known to the Executive, or if delivered to the Employer via facsimile.

17. Severability

          In the event that any provision or part of this agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

18. Entire Agreement

          This document and the Confidentiality Agreement dated June 1, 2006 constitute the entire agreement between the parties with respect to the employment and appointment of the Executive and any and all previous agreements (except for any Option Agreements), written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by the Employer, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any agreement.

19. Modification of Agreement

          Any modification to this agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

20. Headings

          The headings used in this agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

21. Governing Law

          This agreement shall be construed in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF this Agreement is effective as of the date first written.

LEXINGTON ENERGY SERVICES INC.	EXECUTIVE:
by its authorized signatory

/s/ Larry Kristof	/s/ Brent Nimeck
Larry Kristof, President	Brent Nimeck